Exhibit 10.25

SHARES FOR DEBT AGREEMENT

THIS AGREEMENT dated for reference the ____day of 9/3/2024.

AMONG:

BREATHE BIOMEDICAL INC., a company incorporated under the federal laws of Canada

(the “Company”)

AND:

Don Hardison, an individual resident in the city of Chapel Hill in the State of North Carolina

(the “Creditor”)

WHEREAS:

A.	The Company owes the Creditor an aggregate amount of $138,750 USD (the “Debt”) in connection with past director fees; and

B.	The Company and the Creditor desire to settle 67% of the Debt, $92,963 USD, by the issuance of common shares in the capital of the Company (“Shares”) to the Creditors in accordance with the terms of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

1.	Conditional upon the Company completing an initial public offering of its Shares (the “IPO”), the Company does hereby agree to issue unto the Creditor, as fully paid and non- assessable Shares, such number of Shares as is equal to the amount of the Debt divided by a conversion price equal to 80% of the price of the Shares offered in the IPO (the “Conversion Price”).

2.	The Creditor hereby agree that the receipt of the Shares specified in paragraph 1 hereof shall constitute a full and final settlement of the entire amount of the Debt and that upon receipt of the Shares, the Creditor for itself, its heirs, executors, administrators, successors and assigns shall release, remise and forever discharge the Company and its affiliates of the Debt and from any and all claims, past, present or future, which the Creditor now has or may have in the future against the Company for or by reason of or in any way arising under or in respect of the Debt.

3.	The Creditor hereby acknowledges that there are no representations or warranties given by the Company or its directors or officers concerning the future value of the Shares.

4.	The Creditor acknowledges that the Shares will be subject to a hold period under applicable Canadian securities laws and does hereby agree to abide by such hold period and any and all other trading restrictions and filing requirements with respect to the Shares as may be required by applicable Canadian securities legislation, and the certificate(s) representing the Shares will be endorsed with the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.”

5.	In the event of any subdivision, consolidation or other change in the share capital of the Company between the date of this Agreement and issuance of the Shares, the number of Shares to be issued hereunder and the price thereof shall be deemed to be adjusted in accordance with the subdivision, consolidation or other change in the share capital of the Company.

6.	The Creditor will, at the request of the Company, execute and deliver such further agreements, instruments and documents and do such further acts and things as may be reasonably required in order to evidence, carry out and give full force and effect to the terms, conditions, intent and meaning of this Agreement.

7.	The Creditor represents and warrants to the Company that:

(a)	the Debt represents a bona fide debt that was incurred for value, on commercially reasonable terms and which, on the date it was incurred, was required to be repaid in cash;

(b)	this Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of the Creditor enforceable against it.

8.	This Agreement shall be governed by and interpreted in accordance with the laws of the Province of New Brunswick.

9.	This Agreement shall enure to the benefit of and be binding upon the respective parties hereto, their heirs, executors, administrators, successors and assigns.

10.	This Agreement, which includes any interest granted or right arising under this Agreement, may not be assigned or transferred.

11.	Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the Parties with respect to the Shares and there are no other terms, conditions, representations or warranties whether expressed, implied, oral or written, by statute, by common law, by the Company or by anyone else.

(Remainder of page left intentionally blank. Signature page follows.)

IN WITNESS WHEREOF the parties hereto have entered into this Agreement as of the day and year first above written.

BREATHE BIOMEDICAL INC.

By:
Authorized Signatory

Don Hardison

By:
Authorized Signatory